                                                                    EXHIBIT 99.1

         Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

                                  PARAGON COYOTE TEXAS LTD.,
                                     a Texas limited partnership

                                  By:  Paragon Management Group, Inc.,
                                         a Texas corporation, General Partner



                                       By:   /s/ Mark A. Pappas
                                           ------------------------------------
                                             Mark A. Pappas, President

                                  PARAGON MANAGEMENT GROUP, INC.,
                                     a Texas corporation



                                  By:   /s/ Mark A. Pappas
                                      -----------------------------------------
                                        Mark A. Pappas, President



                                     /s/ Mark A. Pappas
                                  ---------------------------------------------
                                  MARK A. PAPPAS